Exhibit 10.35

CONSULTING AGREEMENT
BETWEEN
THE BIOLOGICS CONSULTING GROUP, LLC (Hereinafter "CONSULTANT")
Address:	1407 King Street
Alexandria, Virginia 22314
TAX I. D.#:	54-1875299
AND
ORAGENICS, INC.(Hereinafter "COMPANY")
Address:	12085 Research Drive Alachua, Florida 32615
Term of Consulting Service:
	From:	December 18, 2002
Through: December 17, 2003

COMPANY and CONSULTANT hereby agree as follows:

1. Scope of Work

CONSULTANT shall perform the consulting services for COMPANY described in Exhibit 1 (the "SERVICES") attached hereto and made a part hereof.

2. Compensation

COMPANY shall pay CONSULTANT a consulting fee in the amount and on the terms specified in Exhibit 1 (the "FEE") attached hereto and made a part hereof.

3. Representations of CONSULTANT

CONSULTANT represents that CONSULTANT has the requisite education, expertise, experience and skill, to render the desired SERVICES and CONSULTANT shall perform the SERVICES in a competent and efficient manner using best efforts to accomplish the objectives of the SERVICES. CONSULTANT does not warrant that any particular result will be produced. CONSULTANT shall abide by all laws, rules and regulations that apply to the performance of the SERVICES, including applicable requirements regarding equal employment opportunity and the provisions of Executive Order 11246 and related rules. CONSULTANT when on COMPANY premises shall comply with COMPANY policies with respect to conduct of visitors.

CONSULTANT certifies that neither CONSULTANT nor any person employed by CONSULTANT has been debarred under Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act {codified at 21 U.S.C. 335(a) and 335(b)} and that no debarred person will in the future be employed by CONSULTANT to perform any services in connection with any application for approval of a drug by the Food and Drug Administration. CONSULTANT certifies that neither CONSULTANT nor any person employed by CONSULTANT has a conviction on their record for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act. CONSULTANT further certifies that should CONSULTANT or any person employed by CONSULTANT be convicted in the future, of any act for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act, CONSULTANT shall immediately notify COMPANY of such conviction.

EXCEPT FOR ANY EXPRESS WARRANTIES AND REPRESENTATIONS STATED HEREIN, CONSULTANT MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND CONSULTANT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

The parties agree that the remedies set forth in this Agreement shall constitute the sole and exclusive remedies available for any breach of this Agreement, including any breach of warranty, express or implied.

In no event shall CONSULTANT be liable under any legal theory for any indirect, special or consequential damages, including, but not limited to, loss of profits, even if CONSULTANT has notice of the possibility of such damages.

Without limiting the effect of the preceding paragraph (i.e., limitation of consequential damages), CONSULTANT's maximum liability, if any, for damages under any circumstance, shall not exceed the amount which has actually been paid by COMPANY to CONSULTANT.

4. Confidentiality

During the performance of SERVICES contemplated by this Agreement, it is anticipated that COMPANY may disclose or deliver to CONSULTANT certain of COMPANY's trade secrets or confidential or proprietary information.

As used in this Agreement, the term "Proprietary Information" shall mean all trade secrets or confidential or proprietary information designated as such in writing by COMPANY whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by COMPANY to CONSULTANT.

CONSULTANT shall hold in confidence, and shall not disclose (or permit or suffer its personnel to disclose) to any person outside its organization, any Proprietary Information. CONSULTANT and its personnel shall use such Proprietary Information only for the purpose for which it was disclosed and neither the recipient nor such personnel shall use or exploit such Proprietary Information for its own benefit or the benefit of another without the prior written consent of COMPANY.

The obligations of CONSULTANT specified in the proceeding paragraph shall not apply, and CONSULTANT shall have no further obligations, with respect to any Proprietary Information to the extent such Proprietary Information: (a) was generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of CONSULTANT; (b) is in CONSULTANT'S possession at the time of disclosure otherwise than as a result of CONSULTANT'S breach of any legal obligation; or (c) becomes known to CONSULTANT through disclosure by sources other than COMPANY having the legal right to disclose such Proprietary Information.

CONSULTANT shall, upon the termination of this Agreement or the request of COMPANY return to COMPANY all drawings, documents and other tangible manifestations of Proprietary Information received by the CONSULTANT pursuant to this Agreement (and all copies and reproductions thereof).

5. Independent Contractor

CONSULTANT shall be an Independent Contractor, and CONSULTANT and any employees of CONSULTANT performing SERVICES shall not be employees of COMPANY. The means, methods and manner in which SERVICES are rendered by CONSULTANT shall be within CONSULTANT's sole control and discretion. COMPANY shall not be responsible for CONSULTANT's acts or the acts of its employees while performing the services whether on COMPANY premises or elsewhere, and CONSULTANT and its employees shall not have authority to speak for, represent, obligate, or legally bind COMPANY in any way.

6. Ownership of Property and Developments

All materials and documents supplied to CONSULTANT during the Term of this Agreement by COMPANY or third parties which relate to the SERVICES and all materials and documents developed by CONSULTANT for COMPANY pursuant to this Agreement ("DEVELOPMENTS") shall be the sole and exclusive property of COMPANY. CONSULTANT agrees to hold all DEVELOPMENTS confidential in accordance with Paragraph 4 of this Agreement. All property and developments shall be returned, delivered or assigned to COMPANY immediately upon expiration or termination of this Agreement.

7. Term and Termination

The term of this Agreement is as specified on the first page of this Agreement. In the event that this Agreement expires or is terminated, CONSULTANT shall have no further obligation to COMPANY, other than those contained in Paragraph 4 hereof.

In the event that CONSULTANT commits a material breach of this Agreement, COMPANY shall have the right to terminate the Agreement immediately, without further financial obligation to CONSULTANT, other than (i) to pay for SERVICES actually performed by CONSULTANT as of the date of termination; and (ii) to reimburse CONSULTANT for any reasonable expenses directly related to the performance of the SERVICES contemplated by this Agreement which were incurred by CONSULTANT as of the date of termination.

Either COMPANY or CONSULTANT may terminate this Agreement at any time by giving written notice. In such event, COMPANY shall have no continuing financial obligation to CONSULTANT other than (i) to pay for SERVICES actually performed by CONSULTANT as of the date of notice; and (ii) to reimburse CONSULTANT for any reasonable expenses incurred by CONSULTANT as of the date of such notice.

8. Right of Review

During the term of this Agreement and for a period of one year after expiration or termination, COMPANY and/or its representatives at reasonable times, and upon reasonable notice to the CONSULTANT, shall have the right to review all contracts, correspondence, books, accounts, files, and records of CONSULTANT which pertain in any manner to performance of this Agreement and services rendered hereunder and the charges therefore.

9. Indemnity

COMPANY shall defend, indemnify and hold CONSULTANT harmless from any loss or expense arising out of any claim, action, suit or governmental proceeding relating to SERVICES performed. This provision shall not apply to any loss or expense caused by CONSULTANT's negligence, bad faith, intentional misconduct or gross negligence.

CONSULTANT shall defend, indemnify and hold COMPANY, its officers, directors, employees and agents harmless from any and all claims, suits, actions, and proceedings, and related costs and expenses (including reasonable attorneys fees) for personal injury or property damage resulting from CONSULTANT's negligence or willful misconduct arising out of the performance of this Agreement.

10. Miscellaneous Provisions

No assignment by CONSULTANT of this Agreement or any of its rights, duties or obligations hereunder, shall be binding on COMPANY without COMPANY's prior written consent.

This Agreement supersedes all prior agreements and understandings between the parties, and all prior representations and negotiations, whether written or oral, and is intended by the parties as the complete and exclusive statement of the terms of their Agreement. No modification, addition to, or waiver of any of the terms hereof shall be effective unless in writing and signed by an authorized officer of CONSULTANT.

Any delivery times quoted by CONSULTANT or its personnel are estimates only and Vendor shall not be liable for any delays in delivery.

CONSULTANT's failure to perform any obligation hereunder shall not constitute a breach of this Agreement, or any warranty hereunder, where such failure of performance is the result of any force majeure, including but not limited to, riots, failure of contractors and subcontractors to perform, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, or acts of governmental authorities.

No action to enforce any claim arising out of or in connection with the transaction which is the subject matter of this Agreement shall be brought by COMPANY against CONSULTANT more than three years after the cause of action has accrued.

In the case of any dispute between the parties, which dispute shall result in arbitration or litigation, the prevailing party shall be entitled to reasonable attorney's fees and costs, including expert witness fees.

This contract was the result of negotiation between the parties. The parties agree that for the purpose of interpreting this Agreement they shall be deemed to have jointly authored each and every provision.

This Agreement shall be construed according to the laws of Virginia for contracts made within that state. The parties agree that the exclusive jurisdiction and venue of any suit or arbitration relating to this agreement, including any causes of action arising out of its formation, performance and/or breach, including any claim for misrepresentation, shall be in the City of Alexandria, State of Virginia.

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

BIOLOGICS CONSULTING GROUP, LLC
(CONSULTANT)		(COMPANY)
By:	/s/ James G. Kenimer	By:	/s/ Mento A. Soponis
	James G. Kenimer, Ph.D.	Name:	Mento A. Soponis
	President	Title:	President and Chief Executive Officer

EXHIBIT 1

1) SERVICES TO BE PERFORMED

The Consultant shall provide biologics regulatory consulting services to The Company. All tasks to be performed under this Agreement, including required deliverables, will be agreed to in advance by The Company and The Consultant. The Consultant will provide an estimate of the time and costs for any requested task and will update The Company as to the progress of the requested work on an agreed scheduled.

The only The Consultant employee authorized to provide cost/schedule estimates is Dr. James Kenimer, President.

2) REMUNERATION

The Company will compensate The Consultant at the following rates: President $300/hour, Clinical Consultants $300/hour, Regional Office Heads $300/hour, Senior Consultants $275/hour, Regulatory Associates $165/hour. In addition, The Company will compensate The Consultant for all lodging, travel expenses, business meals and all other project-related expenses as agreed to in writing by The Company in advance.

3) BILLING PROCEDURES

The Consultant will provide monthly itemized invoices to The Company. Terms will be net 30 days from the date of the invoice. The invoices will specify the hours worked, name of consultant performing the work, and a brief description of the work performed for each day. A finance charge of 1% per month will be charged to any invoices unpaid after 45 days. Invoices are to be addressed to:

Oragenics, Inc.
12085 Research Drive
Alachua, Florida 32615